HNI Corporation 2017 Stock-Based Compensation Plan: Restricted Stock Unit Award Agreement Congratulations on your selection as a Participant who will receive Restricted Stock Units under the HNI Corporation 2017 Stock-Based Compensation Plan. This Award Agreement provides a brief summary of your rights under the Plan. Capitalized terms found but not defined in this Award Agreement are defined in the Plan. The Plan provides complete details of all of your rights under the Plan and this Award Agreement, as well as all of the conditions and limitations affecting your rights. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Award Agreement. Overview of Your Restricted Stock Unit Grant 1. Number of Restricted Stock Units Granted: 2. Date of Grant: 3. Vesting of Restricted Stock Units: Subject to the terms of Section 7 below, 100% of the Restricted Stock Units granted above will vest on _____________. 4. Impact of Vesting of Restricted Stock Units: You will be issued Shares equal to the number of Restricted Stock Units granted above on the vesting date. A portion of the Shares will be withheld to pay applicable withholding taxes due on the vesting date. 5. Stockholder Rights: Prior to the time that your Restricted Stock Units vest and the Corporation has issued Shares relating to such Restricted Stock Units, you will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares deliverable with respect to such Restricted Stock Units. Restricted Stock Units will not pay or accrue dividends. 6. Non-Transferability of Restricted Stock Units: (a) No assignment or transfer of Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, can be made except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation. (b) Notwithstanding the preceding paragraph, you may transfer your Restricted Stock Units to one or more family members (as such term is used in the Plan) or to one or more trusts established solely for the benefit of one or more family members or to one or more partnerships in which the only partners are family members; provided, however, that (i) no such transfer shall be effective unless you deliver reasonable prior notice thereof to the Corporation and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions that shall have been made applicable thereto by, the Committee or the Board, (ii) any such transferee shall be subject to the same terms and conditions hereunder as you are and (iii) such transfer cannot be made for value. 7. Termination of Employment: (a) By Death or Disability: Restricted Stock Units which are outstanding as of the date of death or disability (as such term is used in the Plan) shall become immediately 100% vested, provided you are employed by the Corporation on the date of death or disability. (b) For other reasons: Restricted Stock Units which are not vested as of the date of employment termination for reasons other than those specified in Section 7(a) or Section 8 shall immediately terminate, and shall be forfeited to the Corporation. 8. Change in Control: In the event of a Change in Control, all Restricted Stock Units shall become fully vested and Section 10.1 of the Plan will apply. Please acknowledge your agreement to participate in the Plan and this Award Agreement, and to abide by all of the governing terms and provisions, by providing your digital signature on the Agreement to Participate. Please print a copy of the Agreement to Participate for your files. Refer any questions you may have regarding your grant of Restricted Stock Units to the Vice President, Member Relations. Once again, congratulations on the receipt of your restricted stock unit award. Sincerely, [Name, Title] HNI Corporation

HNI Corporation 2017 Stock-Based Compensation Plan: Restricted Stock Unit Award Agreement to Participate By signing this Agreement to Participate, I acknowledge that I have read the Award Agreement and the Plan, and that I fully understand all of my rights thereunder, as well as all of the terms and conditions which may limit the vesting of the Restricted Stock Units. _____________________ Participant Name Date